SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          - - - - - - - - - - - - -

                                    FORM 8-K

                                 CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): August 11, 1998

                                 Arch Coal, Inc.
             (Exact name of registrant as specified in its charter)

          Delaware                     1-13105                 43-0921172
    (State or other jurisdiction  (Commission File Number)   (I.R.S. Employer
         of incorporation)                                   Identification No.)

      CityPlace One,    Suite 300,    Creve Coeur,    Missouri     63141
      (Address of principal executive offices)                     (Zip code)


Registrant's telephone number, including area code:  (314) 994-2700

Item 5.           OTHER EVENTS.

      Ashland, Inc. ("Ashland") has advised Arch Coal, Inc. ("Arch Coal") that due to market conditions Ashland will not offer up to 2.1 million shares of its Arch Coal common stock in an underwritten public offering. Arch Coal and Ashland earlier announced that Ashland had exercised its demand registration rights under an April 4, 1997, registration rights agreement to register the Arch Coal common stock, the sale of which would have reduced Ashland's ownership interest in Arch Coal from approximately 55% to less than 50%.

       (c) The following Exhibits are filed with or incorporated by reference as part of this Current Report on Form 8-K: NONE

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

      Dated:  August 11, 1998       ARCH COAL, INC.

                              By: /s/ Jeffry N. Quinn
                                  --------------------------------------
                                  Jeffry N. Quinn
                                  Senior Vice President -
                                  Law & Human Resources,
                                  General Counsel and Secretary